                ALLENERGY MARKETING COMPANY, LLC
                   Consolidated Balance Sheet
                     At September 30, 1997
  (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, subject to adjustment)

                             Assets
                             ------
 Cash                                                                                                $ 5.1
 Accounts receivable                                                                                   3.8
 Unbilled revenue                                                      1.3
 Inventory                                                                                        5.5
 Prepaid expenses                                                                                 0.4
 Other current assets                                                                                       2.0
                                                                                                               -----
                   Total current assets                                                                         18.1

 Investment in Weatherwise, U.S.A.                                                                0.5
 Fixed assets                                                                                     0.8
 Goodwill                                                                                         0.3
 Other assets                                                                                     0.1
                                                                                                               -----

                   Total assets                                                                                $19.8
                                                                                                                    =====

                Liabilities and Members' Equity
                -------------------------------

 Accounts payable                                                    $ 2.3
 Accounts payable - members                                                                                 0.2
 Accrued expenses                                                      3.5
 Unearned revenue                                                      2.4
 Other current liabilities                                                                                  0.2
                                                                                                                    -----
                   Total current liabilities                                                                8.6

 Capital lease obligation                                                                                   0.2
                                                                                                                    -----

                   Total liabilities                                                                        8.8

 Members' equity                                                      11.0
                                                                                                                    -----
                   Total liabilities and members' equity                                                            $19.8
                                                                                                                    =====

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